EXHIBIT 10.1

FOURTH AMENDMENT TO SECURED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO SECURED LOAN AGREEMENT (“Fourth Amendment”) dated October 16, 2013, is made by and among Elecsys Corporation, a Kansas corporation (“Elecsys”), Elecsys International Corporation, a Kansas corporation (“International,” and together with Elecsys, “Borrower”) and UMB Bank, N.A. (“Lender”) to modify and amend that certain Secured Loan Agreement dated as of October 30, 2009, between Elecsys and Lender. as amended by First Amendment to Secured Loan Agreement dated October 21, 2010 and by Second Amendment to Secured Loan Agreement dated October 28, 2011,  and by Third Amendment to Secured Loan Agreement dated October 26, 2012, each among Borrower and Lender (as so amended, the “Loan Agreement”).  Terms used but not herein defined shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, Borrower has requested an extension of the Revolving Credit Maturity Date; and

WHEREAS, UMB is willing to provide such extension on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties mutually agree as follows:

1. Amendment of Section 1.01.  Section 1.01 of the Loan Agreement is amended by deleting the definition of “Revolving Credit Maturity Date” in its entirety and replacing it with the following:

“Revolving Credit Maturity Date” means October 30, 2015.

2. Conditions Precedent.  Lender’s obligations hereunder and under the Loan Agreement as amended hereby are subject to, and this Fourth Amendment shall become effective upon, the date of Borrower’s compliance on the date hereof with the following specific conditions:

(a) The execution and delivery of this Third Amendment by all parties hereto.

(b) Each of Elecsys and International shall deliver to Lender a certified copy of resolutions executed by its Board of Directors authorizing the execution and delivery of this Fourth Amendment and such Borrower’s performance hereunder.

3. Miscellaneous.

(a) Borrower hereby confirms that all of the covenants, representations and warranties made in Sections 5, 6, and 7 of the Agreement are true and correct as of the date hereof and that no Default or Event of Default as defined in the Agreement has occurred and is continuing.

(b) This Fourth Amendment may be executed in two or more counterparts, each of which shall constitute an original but when taken together shall constitute but one agreement.  The exchange of copies of this Fourth Amendment and of the signature pages hereof by facsimile transmission shall constitute effective execution and delivery of this Fourth Amendment as to the parties and may be used in lieu of the originals thereof for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c) All terms and conditions of the Loan Agreement not expressly amended hereby shall remain in full force and effect as if this Fourth Amendment had not been executed and delivered.

4. Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement.  To protect Borrower and UMB from misunderstanding or disappointment, any agreements Borrower and UMB reach covering such matters are contained in the Loan Agreement as amended hereby, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Secured Loan Agreement as of the day and year first written above.

UMB BANK, N.A.		ELECSYS CORPORATION

By:		By:
Name:	S. Scott Heady	Name:	Karl B. Gemperli
Title:	Senior Vice President	Title:	President & CEO

ELECSYS INTERNATIONAL CORPORATION

By:
		Name:	Karl B. Gemperli
		Title:	President & CEO